UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported):	December 19, 2024

NEW CONCEPT ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-08187	75-2399477
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 800 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	972-407-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01	GBR	NYSE American

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ('230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ('240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Section 5.07 - Submission of Matters to a Vote of Security Holders

On December 19, 2024, the recessed Annual Meeting of Stockholders of New Concept Energy, Inc. (“NCE” or the “Issuer” or the “Registrant”) was called to be held following a solicitation of proxies, pursuant to a Notice of Annual Meeting and related Proxy Statement, each dated October 29, 2024, distributed in accordance with the requirements of regulation 14A under the Securities Exchange Act of 1934, as amended. On the record date of October 28, 2024, a total of 5,131.934 shares of Common Stock and 559 shares of Series B Preferred Stock was outstanding, with each share entitled to cast one vote.

All the recessed Annual Meeting, which involves only the election of directors and the ratification of the appointment of the independent registered public accounting firm, after the call to order, it was determined Broadridge had recommended that although a quorum exists, the meeting should be further recessed to allow additional votes to be obtained. The Chair of the meeting further recessed the Annual Meeting until December 31, 2024, at 10:30 a.m. in order to allow the further solicitation of proxies. A quorum is the presence in person or by proxy of stockholders entitled to cast at least 2,566,247 votes. During the continued recess, management and members of the Board of Directors of the Issuer will continue attempt to obtain additional proxies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 19, 2024

NEW CONCEPT ENERGY, INC.

By:	/s/ Gene S. Bertcher
Gene S. Bertcher, President and Chief Financial Officer